                            STOCK PURCHASE AGREEMENT

                                 by and between

                            FOURTH SHIFT CORPORATION

                                     and the

                                SOLE SHAREHOLDER

                                       of

                     COMPUTER AIDED BUSINESS SOLUTIONS, INC.



                                  June 30, 1999





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                            STOCK PURCHASE AGREEMENT


               This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 30, 1999, is made and entered into by and among Fourth Shift Corporation, a Minnesota corporation ("Buyer"), and Keith Vincent ("Shareholder"), the sole shareholder of Computer Aided Business Solutions, Inc., a Colorado corporation (the "Company").

               WHEREAS, the Shareholder owns 5,000 shares of common stock, par value $1.00 per share, of the Company (the "Shares"), constituting all the issued and outstanding shares of capital stock of the Company; and

               WHEREAS, the Shareholder desires to sell to Buyer, and Buyer desires to purchase from the Shareholder, the Shares on the terms and the conditions set forth in this Agreement.

               WHEREAS, as an inducement to Buyer to consummate the transactions contemplated herein, the Shareholder is willing to make certain representations, warranties and indemnities in this Agreement for the benefit of Buyer.

               WHEREAS, as an inducement to the Shareholder to consummate the transactions contemplated herein, Buyer is willing to make certain representations, warranties and indemnities in this Agreement for the benefit of Shareholder.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

               1.01 Defined Terms. The following terms shall have the meanings set forth in the sections referred to below:


          "1999 CABs Operating Profit"                          2.03(a)(h)
          "1999 CABs Revenue"                                   2.03(a)(h)
          "AAA"                                                 10.01(a)
          "Agreement"                                           Recitals
          "Allocation"                                          5.07(b)
          "Annual Financial Statements"                         3.08
          "Arbitration Rules"                                   10.01(a)
          "Audited Party"                                       5.04
          "Buyer"                                               Recitals


          "Buyer Basket Amount"                                 8.03(b)
          "Buyer Indemnified Parties"                           8.02(a)
          "Buyer Related Documents"                             8.03(a)
          "Cash Purchase Price"                                 2.02(a)
          "Claim"                                               8.04(a)
          "Claim Notice"                                        8.04(b)
          "Closing"                                             2.03(a)
          "Closing Adjustment"                                  2.02(b)
          "Closing Date"                                        2.05(a)
          "Closing Date Statement"                              2.02(b)
          "Closing Purchase Price"                              2.02(a)
          "Closing Transactions"                                2.05(b)
          "Code"                                                2.02(a)
          "Company"                                             Recitals
          "Current Real Property"                               3.12(a)
          "Deferred Purchase Price"                             2.02(a)(iv)
          "Disclosure Schedule"                                 Article III
          "DOL"                                                 3.21(c)
          "Earn-Out"                                            2.03(a)
          "Earn-Out Payment Date"                               2.03(a)
          "Earn-Out Statement"                                  2.03(b)
          "Earn-Out Objection Notice"                           2.03(c)
          "Employment Agreement"                                6.01(k)(v)
          "Environmental Claim"                                 3.26(a)(iv)
          "Environmental Laws"                                  3.26(a)(ii)
          "Environmental Permits"                               3.26(c)
          "ERISA"                                               3.21(a)
          "Exchange Act"                                        5.08(b)(iv)
          "Financial Statements"                                3.08
          "Funded Debt"                                         2.03(e)
          "GAAP"                                                2.02(b)
          "Governmental Entity"                                 3.03
          "Hazardous Materials                                  3.26(a)(i)
          "Indemnified Party"                                   8.04
          "Indemnifying Party"                                  8.04
          "Independent Accounting Firm"                         2.02(d)
          "Installment Purchase Price"                          2.02(a)
          "Installment Purchase Price Payment Date"             2.04
          "Intellectual Property Right"                         3.17(a)
          "IRS"                                                 3.15(h)
          "Issued Shares"                                       2.02(a)
          "Knowledge"                                           9.12
          "Latest Balance Sheet"                                3.08
          "Latest Financial Statements"                         3.08
          "Leases"                                              3.12(a)

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          "Liabilities"                                         2.02(b)
          "Losses"                                              8.02
          "Majority-Owned Subsidiary"                           5.06(d)
          "National Priorities List"                            3.26(f)
          "Objection Notice"                                    2.02(c)
          "PCBs"                                                3.26(a)(i)
          "Permits"                                             3.25(b)
          "Permitted Transfer"                                  5.08(b)
          "Plan"                                                3.21(a)
          "Real Property"                                       3.26
          "Reference Net Assets"                                2.02(b)
          "Regulatory Action"                                   3.26(a)(v)
          "Related Documents"                                   8.03(a)
          "Release"                                             3.26(a)(iii)
          "Restricted Period"                                   5.06(a)
          "Restrictions"                                        2.03(b)(i)
          "Returns"                                             3.15(a)
          "Section 338(h)(10) Election"                         5.07(a)
          "Shareholder Related Documents"                       3.32
          "Shareholder"                                         Recitals
          "Shares"                                              Recitals
          "Tax Affiliate"                                       3.15(a)
          "Tax Benefit"                                         8.04(d)
          "Taxes"                                               3.15(p)
          "Third Party Environmental Claims"                    3.26(a)(vi)
          "Total Consideration"                                 2.02(a)(iv)
          "Total Fixed Consideration"                           2.02(a)(iii)
          "Transaction Documents"                               3.02
          "Working Capital"                                     2.02(b)
          "Year 2000 Compliant"                                 3.19
          "401(k) Plan Termination"                             5.16

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

               2.01 Basic Transaction. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from the Shareholder, and the Shareholder agrees to sell to Buyer, all of the Shares held by the Shareholder, as set forth on Exhibit A hereto, for the consideration specified below in this Article II.

               2.02 Total Consideration.

               (a) Subject to the adjustments described in clause (b) below, the total consideration to be paid by Buyer for the Shares is the sum of:

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                    (i) $1,200,000 (the "Closing Purchase Price"), payable in
          cash by wire transfer at the Closing to the Shareholder in the manner provided in Section 2.03;

                    (ii) $1,000,000 (the "Installment Purchase Price" and together with the Closing Purchase Price, the "Cash Purchase Price") payable to the Shareholder in four (4) equal annual payments of $250,000 in immediately available funds within thirty (30) calendar days of December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003 (each an "Installment Purchase Price Payment Date") to the account designated by the Shareholder prior to each such date;

                    (iii) 130,000 shares of common stock, par value $.01 per share, of Buyer to be issued to the Shareholder at the Closing, in the manner provided in Section 2.05 and subject to the transfer restrictions set forth in Section 5.08 (the "Issued Shares" and together with the Cash Purchase Price, the "Total Fixed
          Consideration"); and

                    (iv) an earn-out payable in accordance with Section 2.03 (such earn-out, when used together with the Installment Purchase Price being hereafter referred to as the "Deferred Purchase Price" and when used together with the Total Fixed Consideration, being hereafter referred to as the "Total Consideration").

Any payments of the Deferred Purchase Price shall be deemed to include interest at the lowest rate provided under the Internal Revenue Code of 1986, as amended (the "Code") for installment obligations.

          (b) As promptly as practicable, but not more than thirty (30) days, after the Closing Date, Buyer shall prepare, at its cost, in consultation with the Shareholder and in conformity with generally accepted accounting principals ("GAAP"), applied on a basis consistent with the Annual Financial Statements, and deliver to the Shareholder, a balance sheet of the Company as of the close of business on the Closing Date (the "Closing Date Statement") and its calculation of Working Capital as of the close of business on the Closing Date. The costs and expenses of preparing the Closing Date Statement shall be borne by Buyer, and the costs and expenses of reviewing the Closing Date Statement, if any, shall be borne by the Shareholder. The Purchase Price shall be decreased (any such decrease being hereinafter referred to as, the "Closing Adjustment"), if at all, by the amount by which Working Capital at Closing is less than $500,000. To the extent that Working Capital at Closing is more than $500,000, the Basket Amount (as defined in Section 8.02(b)) will be increased by fifty percent (50%) of such excess (the "Basket Adjustment"). Any disputes arising in connection with the calculation of Working Capital on the Closing Date Statement shall be resolved in accordance with the procedures set forth in Sections 2.02(c) and 2.02(d). The Closing Adjustment, if any, shall be paid to Buyer by the Shareholder by wire transfer in immediately available funds within ten (10) days after final determination of the Closing Adjustment. The parties agree and acknowledge that Buyer may take the actions contemplated by Section 5.09 prior to the calculation of Working Capital. For the purposes of this Agreement, "Working Capital" means the aggregate amount of cash, plus accounts receivable, plus inventory of product held for sale (but specifically excluding any

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advances, loans receivable or notes payable arising out of the transactions contemplated by this Agreement), less the aggregate amount of the liabilities of the Company, including, without limitation, accounts payable, deferred revenue, accrued payroll expense and any notes payable or accrued interest on notes payable all as computed in accordance with GAAP.

          (c) The Shareholder shall be deemed to have accepted the Closing Date Statement and the Working Capital indicated therein unless, within ten (10) business days after the date of delivery of the Closing Date Statement, the Shareholder gives written notice (the "Closing Date Objection Notice") to Buyer of objection to any item thereon, which notice shall specify in reasonable detail the basis for such objection. If the Shareholder gives an Closing Date Objection Notice, Buyer and the Shareholder shall attempt in good faith to resolve the dispute as promptly as possible, subject to the terms of Section 2.04.

          (d) The right to receive Deferred Purchase Price may not be transferred by any Shareholder for any reason other than by operation of law or by will or the laws of descent and distribution. Any attempted transfer of the Deferred Purchase Price by any holder thereof (other than as set forth in the preceding sentence) shall be null and void.

          2.03 Earn-Out.

          (a) Subject to the terms and conditions herein, Buyer shall pay and deliver to the Shareholder, an amount (the "Earn-Out") equal to (A) $500,000 in the event that the 1999 CABs Operating Profit is more than $550,000 but less than or equal to $599,000, (B) $1,000,000 in the event the 1999 CABs Operating Profit is more than $599,000 but less than or equal to $699,000, and (C) $1,500,000 in the event the 1999 CABs Operating Profit is more than $699,000; provided, however, that no Earn-Out shall be due and payable to Shareholder in any such case unless the 1999 CABs Revenue equals or exceeds $2,614,990. Buyer shall pay to the Shareholder the Earn-Out in four (4) equal annual payments. Such payments shall be made in immediately available funds within thirty (30) calendar days of December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003 (each an "Earn-Out Payment Date") to the account designated by the Shareholder prior to each such date.

          (b) Within ninety (90) days following the close of the 1999 calendar year, Shareholder, at Buyer's expense, shall cause to be prepared and deliver to Shareholder and Buyer (i) copies of audited financial statements for the Company for the 1999 calendar year and (ii) a statement similar to the form of Exhibit F hereto, certified as being true and correct by Shareholder as to the calculation of the Earn-Out (an "Earn-Out Statement") allocating items to consistent with the definition contained in Section 2.03(h)(i).

          (c) The Earn-Out Statement shall be subject to review by Buyer or, at the election and expense of Buyer, by an independent public accounting firm of its choice. Shareholder shall permit Buyer and its representatives to have reasonable access during normal business hours to all relevant accounting records, data and information upon which the Earn-Out Statement was prepared and to the employees and/or representatives who assisted in its preparation.

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

          (d) Buyer shall be deemed to have accepted the Earn-Out Statement and the 1999 CABs Operating Profit and 1999 CABs Revenue indicated therein unless, within ten (10) days after the date of delivery of such Earn-Out Statement, Buyer gives written notice (the "Earn-Out Objection Notice" and together with a Closing Date Objection Notice, an "Objection Notice") to Shareholder of objection to any item thereon, which notice shall specify in reasonable detail the basis for such objection. If Buyer gives an Earn-Out Objection Notice, Shareholder and Buyer shall attempt in good faith to resolve the dispute as promptly as possible, subject to the terms of Section 2.04.

          (e) The Shareholder acknowledges that Buyer's obligation to pay the Deferred Purchase Price will be subordinated to any indebtedness for borrowed money incurred by Buyer or its affiliates with institutional lenders ("Funded Debt") and the Shareholder agrees to cooperate with Buyer and the holders of such Funded Debt in connection with such subordination. Notwithstanding the foregoing, any amount which is due and payable and not in dispute shall be immediately paid to the Shareholder and nothing contained in this section 2.03(e) shall act to prevent the Shareholder from commencing arbitration or litigation to compel payment of any due and payable amounts not in dispute hereunder.

          (f) The Earn-Out shall represent only a right to receive cash from Buyer subject to the terms set forth herein. The Earn-Out shall not possess any attributes of common stock.

          (g) As a material inducement to the parties to enter into this Agreement, the Shareholder and Buyer covenant and agree that from and after the Closing Date, the Company shall be operated and managed in compliance with the ordinary and customary policies and procedures of the Company. The Shareholder and Buyer acknowledge that compliance by the Company with applicable laws, rules and regulations may require the Company to incur additional expenses as compared to operations of the Company prior to the Closing Date. The Shareholder and Buyer agree and acknowledge that Buyer will not unreasonably interfere with the Shareholder's operation of the Company during calendar year 1999 in any manner that would impact Shareholder's ability to obtain the Earn-Out.

          (h) For purposes of this Agreement, the following terms have the meanings set forth in this Section 2.03(h) (and, by way of example, Exhibit F is attached hereto and incorporated herein as part of the following meanings):

                    (i) "1999 CABs Operating Profit" shall mean the Company's income from operations for the year ending December 31, 1999, as set forth in its audited financial statements, plus (A) any amortization or interest charges resulting from Buyer's acquisition of the Company, and plus (B) the legal and accounting expenses incurred by the Shareholder in connection with the transactions contemplated hereby. The calculation of 1999 CABs Operating Profit shall be determined based on the books and records of the Company, maintained in a manner consistent with the Annual Financial Statements, with GAAP consistently applied.

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

                    (ii) "1999 CABs Revenue" shall mean the Company's total sales for the year ending December 31, 1999, as set forth in the Company's audited financial statements, less (A) Buyer license revenue and Buyer customer support program revenue, and less (B) all reimbursed expenses. Notwithstanding the foregoing, no sales discounts relating to the sale of the software products of Buyer shall be included in the calculation of 1999 CABs Revenue. The calculation of 1999 CABs Revenue shall be determined based on the books and records of the Company, maintained in a manner consistent with the Annual Financial Statements, with GAAP consistently applied.

               2.04 Resolution of Closing Date Objection Notices and Earn-Out Objection Notices.

               (a) If Buyer and the Shareholder have not been able to agree upon a resolution of a dispute covered by an Objection Notice within thirty (30) days after the date of the Objection Notice (which thirty (30) day period may be extended by written agreement of the parties), such dispute shall be resolved fully, finally and exclusively through use of PriceWaterhouseCoopers, a mutually agreeable national independent accounting firm ("Independent Accounting Firm"), which represents, and has represented, neither Buyer nor the Shareholder, and such determination shall be final and binding on the parties. If such accounting firm shall be unwilling to serve as the Independent Accounting Firm, then Shareholder and Buyer shall each submit to the other party' independent auditor the name of a national accounting firm (other than any accounting firm employed by the Company, Shareholder or Buyer during the last four (4) years), and the Independent Accounting Firm shall be selected by lot from those two firms by the independent auditors of the two parties. If no national accounting firm shall be willing to serve as the Independent Accounting Firm, then an arbitrator shall be selected to serve as such, such selection shall be made according to the above procedures. The costs of the Independent Accounting Firm or the arbitrator, as the case may be, shall be apportioned between the Shareholder and Buyer as determined by the Independent Accounting Firm or the arbitrator, as the case may be, in such manner as such entity deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding and the result of the proceeding. Any such proceeding shall be concluded in a maximum of six (6) months from the date of the Objection Notice. All negotiations pursuant to Sections 2.02(c), 2.03(d) and this Section 2.04 shall be treated as compromise and settlement negotiations for purposes of all federal, foreign, state and local rules of evidence, and all negotiations and proceedings under Sections 2.02(c), 2.03(d) and this 2.04 shall be treated as confidential information. The procedures of Sections 2.02(c), 2.03(d) and this
2.04 are exclusive and shall be fully exhausted prior to the initiation of any litigation. The Independent Accounting Firm's or the arbitrator's, as the case may be, decision may be filed as a judgment in any court of competent jurisdiction. Either party may seek specific enforcement or take other necessary legal action to enforce any decision under this Section 2.04. Any such request for specific enforcement or other legal action shall not be subject to the mandatory arbitration provisions of Article X. The other party's only defense to such a request for specific enforcement or other legal action shall be fraud by or on the Independent Accounting Firm's or the arbitrator, as the case may be.


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

               2.05 The Closing.

               (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Minor & Brown, P.C. commencing at 10:00 a.m. local time (MST) on June 30, 1999 or at such other place or on such other date as Buyer and the Shareholder may mutually determine (the "Closing Date").

               (b) Subject to the conditions set forth in this Agreement, the parties agree to consummate the following "Closing Transactions" on the Closing
Date:

                    (i) The Shareholder shall assign and transfer to Buyer good and valid title in and to the Shares, free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind ("Restrictions"), by delivering to Buyer stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached;

                    (ii) Buyer shall deliver to the Shareholder the Closing Purchase Price by wire transfer of immediately available funds to the account designated by the Shareholder to Buyer prior to the Closing;

                    (iii) Buyer shall deliver to the Shareholder certificates for the Issued Shares registered in the name of the Shareholder; and

                    (iv) Each of the parties shall deliver to the other parties the documents required to be delivered pursuant to Article VI hereof.

               2.06 Right of Set-Off. Buyer shall set-off any amounts to which it may be entitled under the terms of this Agreement against the last scheduled payments of the Deferred Purchase Price. Neither the exercise of, nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it hereunder.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDER


               As a material inducement to Buyer to enter into this Agreement, with the understanding that Buyer will be relying thereon in consummating the transactions contemplated hereunder, and except as set forth in the disclosure schedule delivered by the Shareholder to Buyer on the date hereof and as updated at and as of the Closing (the "Disclosure Schedule") (which Disclosure Schedule, as accepted by Buyer, sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply and shall be deemed to revise the representations and warranties in this Agreement, except as specifically provided herein), the Shareholder hereby makes the representations and warranties set forth in this
Article III.

               3.01 Incorporation and Power.

               (a) The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; (ii) has all requisite power and authority and all authorizations, licenses, permits and certifications necessary to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets; and (iii) is duly qualified or licensed and in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties and assets requires it to be so qualified. Schedule 3.01(a) of the Disclosure Schedule contains a correct and complete list of the jurisdictions in which the Company is qualified to do business. The Company is not in default under or in violation of any provisions of its charter, bylaws or other organizational documents.

               (b) The copies of the articles of incorporation, bylaws and other organizational documents of the Company that have been previously delivered to Buyer are the complete, true and correct articles of incorporation, bylaws and other organizational documents of the Company in effect on the date hereof. The minutes of directors' and shareholder meetings and the minute books of the Company that have previously been delivered to or reviewed by the Buyer are the complete, true and correct records of directors' and shareholder meetings and share issuances through and including the date hereof and reflect all transactions appropriate to be contained in such records, as determined by the directors and shareholders, respectively.

               3.02 Execution; Delivery; Valid and Binding Agreements. The Shareholder has the right, power and capacity to execute, deliver and perform this Agreement, and the Employment Agreement (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The Transaction Documents have been duly and validly executed and delivered by the Shareholder and constitute the legal, valid and binding obligation of each of the Shareholder enforceable in accordance with their terms. The Shareholder is not acting in a fiduciary or representative capacity.

               3.03 No Breach. The execution, delivery and performance of the Transaction Documents by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any of the Shares or any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Entity, under, the provisions of the articles of incorporation, bylaws or other organizational documents of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company or the Shareholder is bound, or any law, statute, rule or regulation or order, judgment or decree to which the Company or the Shareholder is subject. For the purposes of this Agreement, "Governmental Entity" means any national, federal, foreign, state, local or other governmental or regulatory authority, court, agency, commission or body.

               3.04 Governmental Authorities; Consents. Neither the Shareholder nor the Company is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any Governmental Entity or any other party or person is required to be obtained by the Shareholder or the Company in connection with the execution, delivery and performance of this Agreement or the transactions contemplated.

               3.05 Capitalization. The authorized capital stock of the Company consists of 30,000 shares of common stock, par value $1.00 per share, of which only the Shares are issued and outstanding. The Shares have been duly authorized, and are validly issued, fully paid and nonassessable. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock or other equity interest by the Company and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other equity interest of the Company of any kind. All currently outstanding securities of the Company were issued in full compliance with the registration requirements of all applicable securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

               3.06 Subsidiaries. The Company does not own, nor has it ever owned any stock, partnership interest, joint venture interest, limited liability company interest or any other security or ownership interest issued by any other corporation, organization, limited liability company, partnership or other entity.

               3.07 Ownership of Capital Stock. The Shareholder owns, beneficially and of record, all right, title and interest in and to the Shares, free and clear of any Restrictions and, on the Closing Date, the delivery by the Shareholder of certificates in the manner set forth in

Section 2.03(b)(i) will transfer good and valid title to the Shares to Buyer free and clear of any restrictions.

               3.08 Financial Statements. The Company has delivered to Buyer, or its authorized representatives, copies of (i) its unaudited balance sheet, as of May 31, 1999 (the "Latest Balance Sheet") and its unaudited statements of income for the five-month period ended May 31, 1999 (such statements together with the Latest Balance Sheet are hereinafter referred to as the "Latest Financial Statements"), and (ii) its audited balance sheets, as of December 31, 1998 and 1997, and its audited statements of income, shareholders' equity and cash flows for each of the fiscal years ended December 31, 1998 and 1997 (collectively, the "Annual Financial Statements" and together with the Latest Financial Statements, the "Financial Statements"). The Financial Statements, including the notes thereto, are based upon and are in accordance with the information contained in the books and records of the Company and fairly present the financial condition of the Company as of the dates thereof and the financial position and results of operations of the Company for the periods referred to therein. The books and records of the Company are accurate and have been maintained in the ordinary course of business. The Annual Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated.

               3.09 Absence of Undisclosed Liabilities. Except as reflected in the Latest Balance Sheet, the Company has no liabilities arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, that would be required to be set forth in the financial statements of the Company in accordance with GAAP, other than liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practices (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

               3.10 No Material Adverse Changes. Since the date of the Latest Balance Sheet, there has been no material adverse change in the assets, financial condition, operating results, employee, customer or supplier relations, or business condition of the Company. Since the date of the Latest Balance Sheet, the Shareholder does not Know of any event which, so far as could be foreseen by a reasonable person in the Company's industry, might result in any such change.

               3.11 Absence of Certain Developments. Since the date of the Latest Balance Sheet, the business of the Company has been operated in the ordinary course, consistent with past practices. As amplification and not limitation of the foregoing, since the date of the Latest Balance Sheet, the Company has not:

               (a) borrowed any amount or incurred or become subject to \any liability or obligation in excess of $1,000 (whether absolute, accrued, or contingent and whether due or to become due), except (i) current liabilities incurred in the ordinary course of business consistent with past practices and
(ii) liabilities under contracts entered into in the ordinary course of business consistent with past practices;

               (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business consistent with past practices for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws or (iv) liens set forth in Section 3.11 in the Disclosure Schedule, all of which liens in clauses (i) through (iv) are less than $10,000 in the aggregate;

               (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $3,000, other than notes payable, all of which shall be paid prior to Closing, or current liabilities paid in the ordinary course of business consistent with past practices;

               (d) except as set forth in Section 5.09, sold, assigned, leased, licensed, transferred or otherwise disposed of (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets which, individually or in the aggregate, have a fair market value in excess of $5,000 or canceled any debts or claims, in each case, except in the ordinary course of business consistent with past practices, or with the consent, or at the direction, of Buyer;

               (e) sold, assigned, leased, licensed, transferred or otherwise disposed of (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

               (f) disclosed to any person, other than Buyer or authorized representatives of Buyer and Company, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use and further disclosure of such information, which agreements are identified in Section 3.11 of the Disclosure Schedule and are in full force and effect on the date hereof;

               (g) except to the extent contemplated by subsection (v) below, waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience;

               (h) declared, set aside, paid any dividends or other distributions with respect to any shares of its capital stock or other equity interest or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or other equity interest or options to purchase capital stock or other equity interest that the Company or the Shareholder Knows would cause a Closing Adjustment pursuant to Section 2.02(b);

               (i) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

               (j) taken any other action or entered into any other transaction other than in the ordinary course of business consistent with past practices, or entered into any transaction with any officer, director, employee, Shareholder, or any member of the immediate family (as defined in Section 3.23) of any such officer, director or Shareholder, or any entity in which any of such persons owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than two percent (2%) of the stock of which is beneficially owned by any of such persons), other than the transactions contemplated by this Agreement;

               (k) suffered any material theft, damage, destruction, casualty or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

               (l) made, granted, promised or announced any bonus or any wage, salary or compensation increase to any director, officer, or employee, or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement, or made any commitment or incurred any liability to any labor organization, except for the wage, salary or compensation increases set forth in Section 3.11 of the Disclosure Schedule;

               (m) made any single capital expenditure or commitment therefor in excess of $10,000;

               (n) made any loans or advances to, or guarantees for the benefit of, any persons that have not been, or will not be, repaid prior to the Closing Date;

               (o) made charitable contributions or pledges which, individually or in the aggregate, exceed $10,000;

               (p) made any change in accounting or tax principles or practices from those utilized in the preparation of the Financial Statements or the Returns;

               (q) experienced any amendment, modification or termination of any existing, or entered into any new, contract, agreement, plan, lease, license, permit or franchise which is, either individually or in the aggregate, material to its business, operations, financial position or prospects other than in the ordinary course of business consistent with past practices;

               (r) experienced any labor dispute material to its business, operations or financial position;

               (s) experienced any change in any assumption underlying or method of calculating, any bad debt, inventory, warranty, contingency or other reserve;

               (t) except as set forth in subsection (v) below, written off as uncollectible any note or account receivable, or canceled any debts, other than in the ordinary course of business consistent with past practices;

               (u) except as contemplated herein, or consented to or directed by Buyer, failed to replace or replenish inventory or supplies as such inventory or supplies may have been depleted from time to time;

               (v) collected accounts receivable, or otherwise managed its working capital accounts, except in the ordinary course of business consistent with past practices and except that the Company may have managed accounts receivable to collect the same more rapidly than past practice provided that the Company did not discount the same by more than five percent (5%) without the consent of Buyer;

               (w) failed to maintain all material assets in accordance with past practice and in good operating condition and repair, ordinary wear and tear excepted; or

               (x) discontinued or altered, in any material respect, its advertising or promotional activities or its pricing and purchasing policies.

               3.12 Title to Properties.

               (a) The real property demised by the leases (the "Leases") described in Section 3.12 in the Disclosure Schedule constitutes all of the real property currently used or occupied by the Company (the "Current Real Property"). The Current Real Property has access, sufficient for the conduct of the Company's business as now conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of the Company at that location. To Shareholder's Knowledge, the buildings, structures, leasehold improvements and other physical improvements of any kind situated on the Current Real Property are free from material defects, have been maintained in good operating, sanitary and readily usable condition, and are sufficient for the continued conduct of the business of the Company after the Closing in the same manner as conducted prior to the Closing.

               (b) The Leases are in full force and effect, and the Company holds a valid and existing leasehold interest under each of the Leases. The Shareholder has delivered to Buyer complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. The Company is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best Knowledge of the Shareholder, is landlord of the Leases in default.

               (c) The Company does not own, nor has ever owned, any real property.

               (d) The Company owns good and marketable title or a valid leasehold interest in each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all Restrictions, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth in Section 3.12 of the Disclosure Schedule, (iii) the Current Real Property, (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practices, (v) liens imposed by law and incurred in the ordinary course of business consistent with past practices for obligations not yet due to carriers, warehousemen, laborers and materialmen and (vi) liens in respect of pledges or deposits under workers' compensation laws, all of which liens in classes (i) through (vi) aggregate less than $5,000.

               (e) Section 3.12 of the Disclosure Schedule lists all equipment, machinery, motor vehicles, furniture, fixtures, leasehold improvements and other tangible assets which are (i) owned by the Company, (ii) leased by the Company as lessee or (iii) owned by any third party for which the Company is responsible. All of such assets are in good operating condition and readily usable condition and state of repair, ordinary wear and tear excepted. There are no defects Known to the Shareholder in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets. The Company owns, or leases under valid leases, all equipment, machinery, motor vehicles, furniture, fixtures leasehold improvements and other tangible assets necessary for the conduct of its business.

               (f) To the best of the Shareholder's Knowledge, the Company is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and neither the Shareholder nor the Company has received any notice of any such violation, or the existence of any condemnation proceeding with respect to the Current Real Property.

               (g) There are no improvements being made or, to the best Knowledge of the Shareholder, planned by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Current Real Property, and, to Shareholder's Knowledge, there are no present assessments.

               3.13 Receivables. The net accounts receivable (after adjustment for the bad debt reserve), notes receivable and other receivables of the Company reflected on the Latest Balance Sheet and those arising thereafter are valid receivables created in the ordinary course of business consistent with past practices are not subject to valid counterclaims or set-offs. The goods and services sold and delivered by the Company that gave rise to such accounts receivable were sold and delivered in material conformity with all applicable purchase orders, agreements and specifications.

               3.14 Customers. Section 3.14 of the Disclosure Schedule lists the ten (10) largest customers of the Company for the fiscal year ended December 31, 1998, and sets forth opposite the name of each such customer the approximate dollar amount of net sales and gross profit by the Company attributable to each such customer for such period.

               3.15 Tax Matters.

               (a) The Company, any affiliated, combined, consolidated, or unitary group of which Company is or was a member, and any Plans, as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has:
(i) timely filed, or has had timely filed on its behalf, or will timely file, all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction, for all periods prior to the Closing Date; (ii) timely and properly paid, or has had paid on its behalf or will timely and properly pay, all Taxes due and payable in connection with such Returns; and
(iii) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code) and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

               (b) All Taxes of the Company and any Tax Affiliate which will be due and payable, whether now or hereafter, for any period ending on and including, or ending prior to the Closing Date, shall have been paid by or on behalf of the Company or shall be reflected on the Company's books as a Tax liability accrued in accordance with GAAP, either current or deferred, the amount of which as of the date of the Latest Financial Statements is set forth in Section 3.15(b) of the Disclosure Schedule.

               (c) There are no liens for Taxes upon any assets of the Company or of any Tax Affiliate, except liens for Taxes not yet due and payable. The Company is not a party to any tax sharing agreement or other arrangement for the payment or reimbursement of Taxes.

               (d) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or any Tax Affiliate that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or any Tax Affiliate regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company or any Tax Affiliate by any taxing authority regarding any such Tax, audit or other proceeding, or, to the best Knowledge of the Shareholder, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Shareholder does Know of any assessment of additional Taxes of the Company or any Tax Affiliate and does not Know of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company or any Tax Affiliate which would exceed the estimated reserves established on the Latest Financial Statements.

               (e) Neither the Company nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

               (f) Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

               (g) No property of the Company or any Tax Affiliate is property that such Company or any Tax Affiliates is or will be required to treat as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168 of the Code.

               (h) Neither the Company nor any Tax Affiliate is required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or any Tax Affiliate as a result of the Tax Reform Act of 1986 and neither the Company nor any Tax Affiliate has Knowledge that the Internal Revenue Service (the "IRS") has proposed any such adjustment or change in accounting method.

               (i) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

               (j) Neither the Company nor any Tax Affiliate has engaged in any transaction that would result in a deemed election under Section 338(e) of the Code, and neither the Company nor any Tax Affiliate will engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code).

               (k) The Company and each of the Tax Affiliates have evidence of payment for all taxes, charges, fees, levies, or other assessments of a foreign country paid or accrued for any year in which the Company or any Tax Affiliate has claimed the foreign tax credit and for which such years are still open years subject to audit by the IRS.

               (l) All deductions claimed or reported on all Returns of the Company and each Tax Affiliate on account of royalties or similar fees payable with respect to any intellectual property of the Company or any other party are allowable in full.

               (m) No consent under Section 341(f) of the Code has been filed with respect to the Company.

               (n) The Company has continuously been a "small business corporation" (within the meaning of Section 1361 of the Code) at all times during its existence up to and including the Closing Date, and has duly elected under Section 1362(a) of the Code to be taxed as an S corporation (and has been so treated) for federal income tax purposes. The Company has been treated as an S corporation for purposes of taxation by all state and local taxing authorities. The Company has not received any correspondence from any taxing authority questioning its ability to be taxed as an S corporation (or any corresponding provisions under state or local law).

               (o) Since its election to be treated as an S Corporation, the Company has never been subject to tax under Section 1375 of the Code (relating to excess net passive income).

               (p) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

               3.16 Contracts and Commitments.

               (a) Section 3.16 of the Disclosure Schedule lists the following agreements, whether oral or written, to which the Company is a party and which are currently in effect:

                    (i) collective bargaining agreement or contract with any labor union;

                    (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section
          3.21 of the Disclosure Schedule (or excluded by Section 3.21 from inclusion thereunder);

                    (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described in Section 3.21 of the Disclosure Schedule (or excluded by Section
          3.21 from inclusion thereunder);

                    (iv) stock purchase or stock option plan;

                    (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person;

                    (vi) confidentiality agreement;

                    (vii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company;

                    (viii) guaranty by it of any obligation for borrowed money or otherwise;

                    (ix) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $3,000, other than as described in Section 3.12 of the Disclosure Schedule;

                    (x) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $3,000 other than as described in Section 3.12 of the Disclosure Schedule;

                    (xi) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $1,000 (other than purchase orders entered into in the ordinary course of business consistent with past practices);

                    (xii) contract or group of related contracts with the same party for the sale of products or services under which the undelivered balance of such products or services has a sales price in excess of $2,000 (other than purchase orders entered into in the ordinary course of business consistent with past practices);

                    (xiii) contract or group of related contracts with the same party (other than any contract or group of related contracts for the purchase or sale of products or services) continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 (thirty) days' or less notice without penalty and involving more than $5,000;

                    (xiv) contract or group of related contracts with the same party calling for any rebates, allowances, discounts, performance money or compensation of any type previously paid or granted or to be paid or granted to or by the Company;

                    (xv) contract which prohibits the Company from freely engaging in business anywhere in the world;

                    (xvi) franchise agreement;

                    (xvii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company in connection with the intellectual property rights listed in Section
          3.17 of the Disclosure Schedule;

                    (xviii) contract or commitment for capital expenditures in excess of $10,000;

                    (xix) agreement for the sale of any capital asset not in the ordinary course of business or exceeding $10,000;

                    (xx) contract with any affiliate which in any way relates to the Company (other than for employment on customary terms);

                    (xxi) contract under which a change in control of the Company terminates or modifies any of the Company's rights or obligations;

                    (xxii) contract for the distribution of the Company's products (including any distributor, sales and original equipment manufacturer contracts); or

                   (xxiii) other agreement which is either material to the business of the Company or the transactions contemplated hereby or which was not entered into in the ordinary course of business consistent with past practices.

Section 3.16 of the Disclosure Schedule shall separately indicate whether any contract, commitment or obligation of the Company listed thereon has been guaranteed by the Shareholder.

               (b) The Company has performed all obligations required to be performed by it through the Closing Date in connection with the contracts or commitments required to be disclosed in Section 3.16 of the Disclosure Schedule and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption. The Company has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption. The Shareholder has no Knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed in
Section 3.16 of the Disclosure Schedule.

               (c) Prior to the date of this Agreement, the Shareholder has provided to Buyer a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to in Section 3.16 in the Disclosure Schedule, together with all amendments, waivers or other changes thereto.

               3.17 Intellectual Property Rights.

               (a) Section 3.17 of the Disclosure Schedule describes all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the business of the Company as now conducted (the "Intellectual Property Rights"). The Company owns and possesses all right, title and interest, or holds a valid license, in and to the rights set forth in Section 3.17 of the Disclosure Schedule. Section 3.17 of the Disclosure Schedule sets forth all products marketed or that have been marketed by the Company within the past two years and identifies the method of intellectual property protection utilized by the Company with respect to each such product. Section 3.17 of the Disclosure Schedule describes all Intellectual Property Rights which have been licensed to third parties (other than license to end-users in accordance with a shrink-wrap license in the ordinary course of business) and those Intellectual Property Rights which are licensed from third parties (other than licenses to the Company as an end-user in accordance with a shrink-wrap license or other general end-user license agreements which will remain effective licenses to the Company after consummation of the transactions contemplated hereby). Except as disclosed in
Section 3.17 of the Disclosure Schedule, all of the Intellectual Property Rights will remain the Intellectual Property Rights of the Company after the consummation of the transactions contemplated by this Agreement, without the requirement that any consent to assignment be obtained or any payment be made.

     (b) The Company has taken such action to protect the Intellectual Property Rights as is necessary for the Company to use such rights in its business as currently conducted without the payment of royalties or penalties (except as set forth in the Disclosure Schedule). Without limiting the generality of the foregoing, except as set forth in Section 3.17 of the Disclosure Schedule, all employees, contract workers, consultants and other agents of the Company have executed agreements sufficient to vest in the Company ownership or the right to use the Intellectual Property Rights on which they have performed services in the business of the Company as currently conducted without the payment of royalties or penalties. The Company has not received any notice of, nor are there any facts Known to the Company which indicate, any infringement or misappropriation by, or conflict from, any third party with respect to the Intellectual Property Rights; no claim by any third party contesting the validity of any Intellectual Property Rights has been made, is currently outstanding or, to the best Knowledge of the Shareholder, is threatened; the Company has not received any notice of any infringement, misappropriation or violation of any intellectual property rights of any third parties and, to the best Knowledge of the Shareholder, the Company has not infringed, misappropriated or otherwise violated any such intellectual property rights; and, to the best Knowledge of the Shareholder, no infringement, illicit copying, misappropriation or violation has occurred with respect to products currently being sold by the Company or with respect to the products currently under development (in their present state of development) or with respect to the conduct of the business of the Company as now conducted.

               3.18 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best Knowledge of the Shareholder, threatened against the Company, at law or in equity, or before or by any arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, nor does the Shareholder Know of any basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to offer or sell any of their products or services in the present manner or style thereof.

               3.19     Year 2000 Compliance.

               (a) The products and/or services offered by the Company (including any predecessor in interest) that are listed in Schedule 3.19(a) are Year 2000 Compliant. In those instances in which the Company is obligated to repair or replace products or services previously provided by the Company that are not Year 2000 Compliant in order to meet the Company's contractual obligations, to avoid liability, to avoid misrepresentation claims, or due to other obligations, the Company has repaired or replaced such products and services so that such products and services are Year 2000 Compliant. The Company is not subject to any pending or, to the Knowledge of Shareholder, threatened regulatory action, proceeding or investigation concerning the Year 2000 Compliance of its products, services or operations, and, to the best Knowledge of Shareholder, there is no basis for any such regulatory action, investigation or proceeding. No claim that the Company has liability because its products or services are not Year 2000 Compliant has been asserted or, to the Knowledge of Shareholder, threatened and, to the best Knowledge of Shareholder, there is no legal or contractual basis for any such claim or action. The Shareholder has furnished Buyer with true, correct and complete copies of any customer agreements or other materials in which the Company has furnished assurances as to the Year 2000 Compliance of its products or services, including any responses to surveys or requests for certification of Year 2000 Compliance and letters of assurance to customers.

               (b) To the best of the Shareholder's Knowledge, other than with respect to the MIS systems acquired by the Company from Buyer, the internal MIS systems (including hardware, firmware, operating system software, utilities, and applications software) and the systems used in the ordinary course of the Company's business by or on behalf of the Company, including the Company's payroll, accounting, billing/receivables, customer service, human resources, and e-mail systems, are Year 2000 Compliant in all material respects.

               (c) To the best Knowledge of the Shareholder, all vendors of products or services to the Company, and their respective products, services and operations, are Year 2000 Compliant in all material respects, and, to the Knowledge of Shareholder, each such vendor will continue to furnish its products or services to the Company, without interruption or material delay, on and after January 1, 2000.

               (d) For purposes of this Agreement, "Year 2000 Compliant" or "Year 2000 Compliance" means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, and sequencing) from, into, and between the years 1999 and 2000, including leap year calculations, and (2) neither the performance nor the functionality nor the Company's provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item(s) at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and 1900/2000 formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000.

               3.20 Employees. To the best Knowledge of the Shareholder, no employee of Company has any plans to terminate his or her employment, whether in connection with the transactions contemplated by this Agreement or otherwise. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. The Company has no material labor relations problem pending and its labor relations are satisfactory. There are no workers' compensation claims pending against the Company, nor does the Shareholder Know of any facts that would give rise to such a claim. To the best Knowledge of the Shareholder, no employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of such entity. No employee or former employee of the Company has any claim with respect to any intellectual property rights of such Company set forth in Section 3.17 of the Disclosure Schedule. Section 3.20 of the Disclosure Schedule lists, as of the date set forth in the Disclosure Schedule, each employee of the Company, along with the position, title, remuneration (including any scheduled salary or remuneration increases) and date of employment of each such employee. The Company does not accrue vacation pay for employees and has no obligation to make monetary payments in lieu of vacation.

               3.21 Employee Benefit Plans.

               (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and "Plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company for the benefit of present or former employees or with respect to which the Company otherwise has current or potential liability. "Plan" includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). Section 3.21 of the Disclosure Schedule sets forth all Plans by name and brief description identifying: (i) the type of Plan, (ii) the funding arrangements for the Plan,
(iii) the sponsorship of the Plan, and (iv) the participating employers in the Plan.

               (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made on the books and records of the Company for all future contribution obligations;
(ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code). All benefits under the Plans are payable either through a fully-funded trust or an insurance contract and no Plan is self-funded.

               (c) Buyer has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by the Company from the IRS regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (iii) the most recent financial statements for the Plans; (iv) the most recently prepared actuarial valuation reports; (v) current summary plan descriptions; (vi) annual returns/reports on Form 5500 and summary annual reports for each of the most recent three plan years; (vii) any filings with the IRS or the Department of Labor ("DOL") within the last five years preceding the date of this Agreement; and (viii) any material correspondence to or from the IRS or DOL within the last three years preceding the Closing Date in connection with any Plan. Nothing has occurred that could adversely affect the qualification of the Plans and their related trusts.

               (d) The Company does not maintain or contribute to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. The Company has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Section 3.21 of the Disclosure Schedule and (ii) health care continuation benefits described in Section 4980B of the Code.

               (e) Neither the Company nor any of its directors, officers, employees or other "fiduciaries", as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, Buyer or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

               (f) The Company has not incurred any liability for any tax or civil penalty or any disqualification of any Plan imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

               (g) There are no other trades or businesses, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Code Sections 414(b), (c) or (m).

               (h) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Plan. No action has been taken by the Company, nor has there been any failure by the Company to take any action, nor is any action or failure to take action contemplated by the Company (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by the IRS or DOL in connection with any Plan. No reserve for any Taxes has been established with respect to any Plan by the Company nor has any advice been given to the Company with respect to the need to establish such a reserve.

               (i) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any Governmental Entity, which are pending, anticipated or, to the best Knowledge of the Shareholder, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or its officers or employees with respect to any Plan.

               (j) There are no leased employees, as defined in Section 414(n) of the Code, that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

               (k) Each Plan may be terminated directly or indirectly by Buyer and the Company, in their sole discretion, at any time after the Closing Date in accordance with its terms, without causing the Buyer or the Company to incur any liability to any person, entity or government agency for any conduct, practice or omission of the Company which occurred prior to the Closing Date, except for liabilities, to and the rights of, the employees thereunder accrued prior to the Closing Date, or if later, the time of termination, and except for continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law.

               3.22 Insurance. The Company maintains and has maintained during the periods set forth, the types of insurance with the coverage limitations set forth in Section 3.22 to the Disclosure Schedule. Such insurance: (a) is in full force and effect; (b) is sufficient for compliance in all material respects with all requirements of applicable law and of any contract or agreement to which the Company is subject; and (c) is valid, outstanding, and enforceable.

               3.23 Affiliate Transactions. Other than pursuant to this Agreement or as described in Section 3.23 of the Disclosure Schedule, no officer, director or Shareholder, or any member of the immediate family of any officer, director or Shareholder, or any entity in which Shareholder or his immediate family owns any beneficial interest (other than any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than two percent (2%) of the stock of which is beneficially owned by any of such persons), has any agreement with the Company or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). Except as described in Section 3.23 of the Disclosure Schedule and other than an interest in a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than two percent (2%) of the stock of which is beneficially owned by any of such persons, neither the Shareholder nor any member of the immediate family of the Shareholder has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 3.23, members of the immediate family of an officer, director or Shareholder shall consist of the spouse and minor children of the same. All agreements and transactions between the Company, on one hand, and any of such persons, on the other hand, were made for bona fide business purposes on terms no less favorable than could be obtained from an unaffiliated third party.

               3.24 Officers and Directors; Bank Accounts. Section 3.24 of the Disclosure Schedule lists (a) all officers and directors of the Company, and (b) all bank accounts of the Company (designating each authorized signer).

               3.25 Compliance with Laws; Permits.

               (a) The Company and its officers and directors have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, national, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements including, without limitation, those pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, and unemployment laws, which materially affect the business of the Company and to which the Company may be subject. No claims have been filed against the Company alleging a violation of any such laws, regulations or other requirement. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to Buyer after the Closing Date.

               (b) The Company has, in full force and effect, all authorizations, licenses, permits and certificates, from all Governmental Entities necessary to conduct its business and own and operate its properties (other than Environmental Permits) (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth in Section 3.25 of the Disclosure Schedule. The Company has conducted its business in compliance with all material terms and conditions of the Permits.

               (c) None of the Company, the Shareholder or officers, employees or agents of the Company or any person acting on behalf of any such person or entity, has, directly or indirectly received, agreed to receive, given or agreed to give any gift or similar benefit from or to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which violated or violates in any material respect any national, federal, foreign, state or local law, rule or regulation. Solely for purposes of this Section 3.25, "material" shall mean violations which would result in assessments, penalties or fines by the Company, singly or in the aggregate, of more than $5,000.

               3.26 Environmental Matters. The Company is, and to the Knowledge of the Shareholder the Leased Property is, and at all times relevant hereto has been, in compliance, in all material respects, with all applicable environmental laws. No violation of any environmental law now exists or has ever existed for which the Company remains in violation; no notice of violation or any alleged violation has been issued by any Governmental Entity and, to the Knowledge of the Shareholder, there are no pending investigations involving the Company. To its Knowledge, the Company is not required to possess environmental permits, licenses, certificates of compliance, approvals or other authorizations to conduct its business or to operate the Leased Property. The Company does not Know of any hazardous substance that has been deposited, stored, or released on, under or about any part of the Leased Property.

               3.27 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Shareholder.

               3.28 Warranties. Except as set forth in Section 3.28 of the Disclosure Schedule, the Company does not make nor has made any express or implied warranties or guaranties on its own behalf as to goods sold or services provided by it. Section 3.28 of the Disclosure Schedule also lists all claims outstanding, pending or, to the best Knowledge of the Shareholder, threatened for breach of any warranty relating to any products or services sold by the Company prior to the date hereof.

               3.29 Business of the Company. Except as specifically set forth in
Section 5.09, this Agreement, together with the performance of the Shareholder's obligations hereunder will convey to Buyer all of the tangible and intangible assets directly or indirectly related to the business of the Company, including, but not limited to, account receivables, inventory, contract rights, office equipment and supplies, customer and supplier lists, systems and software, trademarks, licenses and patents, and such assets constitute all of the assets necessary to conduct the business of the Company as it was conducted prior to the Closing Date.

               3.30 Inventory. The Company's inventory of product held for sale consists of items of a quality and quantity usable and salable in the ordinary course of the Company's business.

               3.31 Investment. The Shareholder (i) understands that the Issued Shares have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering and, as such, may not be sold or transferred in the absence of an effective registration statement under applicable federal and state securities laws or an opinion of counsel satisfactory to Buyer that such sale or transfer is exempt from such registration, (ii) is a sophisticated investor with Knowledge and experience in business and financial matters, (iii) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Issued Shares, (iv) is able the bear the economic risk and lack of liquidity in holding the Issued Shares, (v) is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act, and (vi) understands that the certificates representing the Issued Shares will bear a legend indicating that the Issued Shares may not be transferred unless in compliance with applicable law as determined by counsel for Buyer (which Buyer may enforce by issuing stop-transfer instructions to its transfer agent).

               3.32 Disclosure. None of this Agreement, or the Disclosure Schedule, the exhibits to this Agreement, the due diligence binder or the financial statements referred to in Section 3.08 hereof (collectively, the "Shareholder Related Documents"), contain any untrue statement of a material fact regarding its business or any of the other matters dealt with in this
Article III relating to the Company or the transactions contemplated by this Agreement. The Shareholder has not Knowingly concealed or omitted any material fact necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to Buyer of which the Shareholder has Knowledge which materially affects adversely or could reasonably be anticipated to materially affect adversely the business, including operating results, assets, customer relations, employee relations and business prospects, of the Company.


                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                                      BUYER

               Buyer hereby represents and warrants to the Shareholder that:

               4.01 Incorporation and Corporate Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Company is duly qualified and in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be qualified.

               4.02 Execution, Delivery; Valid and Binding Agreement. The execution, delivery and performance of the Transaction Documents by Buyer and the consummation of the transactions contemplated thereby and hereby have been duly and validly authorized by all requisite action of Buyer's management and Board of Directors, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of the Transaction Documents. The Transaction Documents have been duly and validly executed and delivered by Buyer, and constitute the legal, valid and binding obligations of Buyer enforceable in accordance with their terms.

               4.03 No Breach. The execution, delivery and performance of the Transaction Documents by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets or securities of Buyer, or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Entity, under the provisions of the articles of incorporation, bylaws or other organizational documents of Buyer or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Buyer is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Buyer is subject.

               4.04 Governmental Authorities; Consents. Buyer is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any Governmental Entity or any other party or person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

               4.05 Brokerage. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

               4.06 Issued Shares. The Issued Shares have been duly authorized and when issued at Closing in accordance with the terms of this Agreement, will be fully paid and nonassessable, and free and clear of any liens, claims or encumbrances, except for the restrictions on transferability set forth in Sections 3.31 and 5.08 herein.

               4.07 Investment Intent. Buyer is purchasing the Shares for its own account with the present intention of holding the Shares for investment purposes and not with a view to or for sale in connection with any distribution of the Shares in violation of any applicable securities law. Buyer will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause the Shareholder to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.


                                    ARTICLE V

                                    COVENANTS

               5.01 Lien Searches. The Shareholder, at his own expense, shall cause the Company to secure a release of all liens disclosed by such searches, other than those consented to by Buyer in its sole discretion.

               5.02 Consents and Approvals. The Shareholder shall, at his expense, obtain, or cause to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets pursuant to the provisions of any lease or other agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company. Buyer shall cooperate with Company and the Shareholder in obtaining such consents and approvals.

               5.03 Waivers. The Shareholder hereby irrevocably and unconditionally waives any right to indemnification from the Company, whether available under the articles of incorporation, bylaws or other organizational documents of the Company, an agreement or policy or applicable law, arising in connection with any event or circumstance occurring on or before the Closing Date, other than any right to indemnification if and to the extent the Company has established a specific reserve for such indemnification on its books and records or as shown on the Disclosure Schedule or to the extent that such indemnification is covered by policies of insurance whose premiums have been fully paid prior to the Closing.

               5.04 Tax Audits. In the event of a Tax audit or other similar proceeding involving the transactions contemplated by this Agreement and the Company, the Shareholder or Buyer, the parties not subject to such audit or proceeding shall cooperate with the party subject to such audit or proceeding (the "Audited Party") in such a manner and to such an extent as is reasonably requested by the Audited Party. The Audited Party shall pay all reasonable expenses incurred by such cooperating party. Neither the Company nor the Shareholder shall consent to any adjustment or otherwise compromise or settle any matters with respect to any Taxes resulting from the transactions contemplated by this Agreement, without the prior written consent of Buyer, which may be withheld or granted in its sole and absolute discretion. The Buyer shall use commercially reasonable efforts to retain for the applicable statutory period all records provided by the Company and Shareholder to Buyer that are relevant to a Tax audit of Shareholder. If Buyer is unable to retain such records, Buyer shall use its best efforts to notify Shareholder of its inability to retain such records and Shareholder shall be permitted to collect and retain such records for himself. In all events, Shareholder shall be permitted to copy such records.

               5.05 Authorization of the Issued Shares. Upon issuance at Closing, the Issued Shares will be duly authorized, validly issued, fully paid and non-assessable.

               5.06 Covenant Not to Compete.

               (a) Shareholder agrees that during the period commencing on the Closing Date and ending on the fifth anniversary thereof (such period being hereinafter referred to as the "Restricted Period"), the Shareholder shall not, directly or indirectly, compete with the Company or Buyer in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee, equity holder, member of any association or otherwise) in any phase of the business which the Company or Buyer is conducting during the Restricted Period or is known by such Shareholder to be proposed to be conducted at the end of the Restricted Period, including, without limitation, the design, development, distribution, marketing, leasing or selling of accessories, devices or systems related to the products or services being sold by the Company, or Buyer.

               (b) Geographic Extent of Covenant. The obligations of the Shareholder under this Section 5.06 shall apply to any geographic area in which the Company or Buyer (i) is engaged in business on the Closing Date through the sale of its goods, provision of its services, promotional, sales or marketing activity or otherwise or (ii) has otherwise established its goodwill, business reputation or any customer or supplier relations.

               (c) Limitations of Covenant. Ownership by a Shareholder or the spouse or minor children of the Shareholder, as a passive investment, of (i) shares of capital stock of a corporation that is not a direct competitor of the Buyer or the Company, or of (ii) less than two percent (2%) of the outstanding shares of capital stock or other equity interest of any corporation, shall not be considered competition within the meaning of this Section 5.06.

                  (d) No Solicitation. During the Restricted Period, the Shareholder shall not (i) induce or attempt to induce any employee of the Company, Buyer or any of Buyer's majority-owned subsidiaries, as set forth in Buyer's most recent filing with the Securities and Exchange Commission that includes such information (each a "Majority-Owned Subsidiary"), to leave the employ of any such entity or in any way interfere adversely with the relationship between any such employee and any such entity, (ii) induce or attempt to induce any employee of the Company, Buyer or any of Buyer's Majority-Owned Subsidiaries to work for, render services or provide advice to or supply confidential business information or trade secrets of any such entity to any third person, firm or corporation, (iii) employ, or otherwise pay for services rendered by, any employee of the Company, Buyer or any of Buyer's Majority-Owned Subsidiaries in any business enterprise with which the Shareholder may be associated, connected or affiliated, (iv) induce or attempt to induce any customer, supplier, licensee, distributor, licensor or other business relation of the Company, Buyer or any of Buyer's Majority-Owned Subsidiaries to cease doing business with any such entity or in any way interfere with the relationship between any such customer, supplier, licensee, distributor, licensor or other business relation and the Company, Buyer or any of Buyer's Majority-Owned Subsidiaries or (v) directly or indirectly solicit, sell or render services to or for the benefit of any entity that competes with any phase of the Company's, Buyer's or any of Buyer's Majority-Owned Subsidiaries' business which any such entity conducts with any customer or prospective customer with whom such Shareholder worked or had regular contact at any time during the Restricted Period and the two (2) years prior to the Closing Date.

               (e) Indirect Competition. Shareholder shall not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 5.06, if such activity were carried out by such Shareholder, either directly or indirectly. In particular, Shareholder agrees that he shall not, directly or indirectly, induce any employee of the Company, Buyer or any of Buyer's Majority-Owned Subsidiaries to carry out, directly or indirectly, any such activity.

               (f) Acknowledgment. Shareholder agrees that the restrictions and agreements contained in this Section 5.06 are reasonable and necessary to protect the legitimate interests of the Company and Buyer and that any violation of this Section 5.06 will cause substantial and irreparable harm to the Company and Buyer that would not be quantifiable and for which no adequate remedy would exist at law and accordingly injunctive relief shall be available for any violation of this Section 5.06.

               (g) Blue Pencil Doctrine. If the duration or geographical extent of, or business activities covered by, this Section 5.06 are in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, geographical extent or activities that are valid and enforceable. Shareholder acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement is to be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

               5.07 338(h)(10) Election and Allocation.

               (a) 338(h)(10) Election. At the request of Buyer, the Shareholder and Buyer shall make a joint election under Section 338(h)(10) of the Code (and under any similar provision of any state, local law and foreign law) (collectively, the "Section 338(h)(10) Election") with respect to the purchase of the Shares. On or prior to the completion of the Closing Date Statement (but in any event within the time period required by law for such forms to be filed), Buyer and its representatives shall prepare an IRS Form 8023 in accordance with the terms of this Agreement (together with all required attachments thereto), and any similar state, local and foreign forms, which shall be executed by the Shareholder. Buyer shall retain custody of such executed forms and timely file them with the appropriate Tax authorities. If any changes are required in any of these forms subsequent to such filing, the parties will promptly agree on such changes and file any required amended forms or other documents on a timely basis. The Shareholder shall file all other Tax Returns required to be filed consistent with the Section 338(h)(10) Election, and Buyer shall cooperate with such filings.

               (b) Allocation of Purchase Price. The Total Fixed Consideration shall be allocated among the assets of the Company as set forth on Exhibit D hereto (the "Allocation"). The Shareholder and Buyer agree to use the Allocation for all income tax purposes and shall not make any inconsistent statement or adjustment on any Tax Return or during the course of any Tax audit.

               5.08 Restriction on Transferability.

               (a) Except for Permitted Transfers, for the period beginning on the Closing Date and ending on the fourth anniversary of the Closing Date, the Shareholder may not sell, voluntarily or involuntarily transfer or otherwise dispose of, in any manner whatsoever, the Issued Shares held by the Shareholder without the approval of Buyer. The Shareholder consents and agrees that the following legend shall be affixed on the certificates representing the Issued Shares which such Shareholder shall receive, and, except as provided below, such legend shall be affixed by Buyer upon each share certificate subsequently issued to the Shareholders:

         Notice of Restriction on Transferability
         "The shares evidenced by this certificate are subject to restrictions on transferability in accordance with an Stock Purchase Agreement by and between the issuer of this certificate and the former shareholder of Computer Aided Business Solutions, Inc., a copy of which is on file in the principal office of the issuer of this certificate. By the acceptance and holding of this certificate, the registered owner of this certificate and his heirs, representatives and assigns shall be bound by the provisions of such agreement and the transfer restrictions therein contained."

Any attempted transfer of Issued Shares except in compliance with the terms of this Section 5.08 shall be entirely null and void ab initio.

               (b) Notwithstanding the provisions of Section 5.08(a), Buyer shall remove such legend and the Shareholder shall be permitted to transfer Issued Shares held by the Shareholder in accordance with the terms of this
Section 5.08(b) (any such transfer, a "Permitted Transfer"):

                  (i) The Shareholder shall be entitled to sell, transfer or otherwise dispose of up to 32,500 Issued Shares on and after the first anniversary of the Closing Date and an additional 32,500 Issued Shares on each anniversary thereafter until the fourth anniversary, when all restrictions imposed by this Section 5.08 shall lapse. Upon presentment of a certificate after expiration of the periods set forth above, Buyer shall reissue any such certificate representing the Issued Shares for which the transfer restrictions have lapsed without the restrictive legend set forth in Section 5.08(a).

                  (ii) The Shareholder shall be entitled to transfer Issued Shares held by the Shareholder by gift to a member of the Shareholder's immediate family or by reason of the laws of descent and distribution; provided, that the proposed transferee agrees in writing that the Issued Shares to be so transferred shall remain subject the prohibitions on transfer set forth in this Section 5.08. For purposes of this Section 5.08(b), "immediate family" shall mean a Shareholder's spouse, children, brother or sisters, parents or the parents of a Shareholder's spouse or a trust for the benefit of the foregoing.

                  (iii) The Shareholder shall be entitled to sell, transfer or otherwise dispose of the Issued Shares if and when the closing price of Buyer's common stock as reported on the Nasdaq National Market, or any exchange upon which such stock may then be listed, reaches $15.00 per share.

                  (iv) The Shareholder shall be entitled to sell, transfer or otherwise dispose of the Issued Shares if there occurs (A) a change in control of Buyer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision thereto or (B) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Buyer representing 50% or more of the combined voting power of the Buyer's then outstanding securities;

         5.09 Transfer of certain property. Notwithstanding any other provision of this Agreement, Buyer acknowledges and agrees that Shareholder may cause the Company to transfer to Shareholder, prior to Closing, any interest in event tickets or automobiles held by the Company, all cash, investment securities and an amount equal to the difference between the Company's accounts receivable due from Buyer and the Company's accounts payable due to Buyer (even if such distribution puts the Company in a deficit cash position), provided that any such transfer shall be recorded prior to the calculation of Working Capital as of the Closing Date.


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

         5.10 Termination of 401(k) Plan. Shareholder shall cause the Company to take such action as is necessary to terminate the Company's 401(k) plan prior to Closing (the "401(k) Plan Termination").

         5.11 Guarantees. Within thirty (30) days after Closing, Buyer shall use commercially reasonable efforts to obtain the release of Shareholder of any personal guarantees by Buyer of the obligations of the Company. Buyer shall fully indemnify and hold harmless Shareholder (without regard the Buyer Basket Amount) from and against any liability and all reasonable costs incurred by Shareholder accruing from and after the Closing with regard to any such guarantees not so released.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.01 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects at and as of the Closing Date, except that any such representation or warranty made as of a specified date (other than the Closing Date) shall only need to have been true on and as of such date.

         (b) The Shareholder shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by him under this Agreement prior to the Closing.

         (c) The Shareholder shall have caused the Company to have obtained each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of Company's assets pursuant to the provisions of, any lease, agreement, arrangement or undertaking of or affecting the Company or Shareholder or any license, franchise or permit of or affecting the Company or any of the Shareholder.

         (d)-(h)  Intentionally omitted

         (i) The Shareholder shall have delivered to Buyer pay-off letters from creditors of the Company's debt financing, including, without limitation, any notes payable by the Company to affiliated parties, indicating the full release of any claims against such entity upon payment in full at the Closing of amounts due or to become due to such creditors.

         (j) At the Closing, the Shareholder shall have delivered (or caused to be delivered) to Buyer all of the following:

                  (i) Certificates of the Shareholder, dated the Closing Date, stating that the conditions precedent set forth in subsections
         (a) and (b) above have been satisfied.

                  (ii) Copies of the third party and governmental consents, approvals and other documents referred to in subsections (c) and (d) above or elsewhere herein.

                  (iii) Resignations (effective as of the Closing Date) from the officers and members of the boards of directors of the Company as requested by Buyer.

                  (iv) A copy of the articles of incorporation of the Company certified by the appropriate Governmental Entity, and Certificates of Good Standing from the State of Colorado evidencing the good standing of the Company dated within a reasonable period of the Closing Date.

                  (v) An executed copy of the employment and noncompetition agreement in the form of Exhibit B hereto with Keith Vincent (the "Employment Agreement");

                  (vi) An executed Release from the Shareholder forever releasing the Company, Buyer and Buyer's affiliates from any and all claims relating to the Company, except for claims arising under the Transaction Documents;

                  (vii) The Company's minute books, stock transfer records, corporate seal and other materials related to each such entity's corporate administration;

                  (viii) A copy of the bylaws of the Company as in effect on the Closing Date; along with a certificate executed on behalf of the Company by its corporate secretary certifying to Buyer that such copy is a true, correct and complete copy of the Company's bylaws and that such bylaws were duly adopted and have not been amended or rescinded;

                  (ix) the certificate or certificates representing the Shares duly endorsed to Buyer or in blank;

                  (x) A written opinion from the counsel for the Company, dated as of the Closing Date, addressed to Buyer and satisfactory to Buyer and its counsel, in form and substance substantially similar to Exhibit C hereto;

                  (xi) Such evidence of the 401(k) Plan Termination as Buyer may reasonably request;

                  (xii) An executed copy of the Assignment Agreement attached as Exhibit G hereto; and

                  (xiii) Such other certificates, documents and instruments as Buyer reasonably requests related to the transactions contemplated hereby.


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

         (k)      Intentionally omitted.

         (l) Buyer shall receive evidence from the Shareholder of payment in full of (i) all outstanding notes receivable in favor of the Company and (ii) all advances made by the Company to its employees or officers.

         (m) Buyer shall have received the audited balance sheet and statements of income, changes in shareholders' equity and cash flow as of and for the fiscal years ended December 31, 1998 and 1997 for the Company, together with a report of the Company's auditors thereon and the notes thereto prior to the Closing Date.

         6.02 Conditions to the Shareholder's Obligations. The obligations of the Shareholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Closing Date, except that any such representation or warranty made as of a specified date (other than the Closing Date) shall only need to have been true on and as of such date.

         (b) Buyer shall have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing.

         (c)-(d)  Intentionally omitted

         (e) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.02(d) hereof.

         (f) At the Closing, Buyer shall have delivered (or caused to be delivered) to the Shareholder:

                  (i) a certificate of an appropriate officer of Buyer, dated the Closing Date, stating that the conditions precedent set forth in Sections 6.02(a) and 6.02(b) have been satisfied;

                  (ii) copies of the governmental consents, approvals and other documents referred to in subsection (c) above;

                  (iii) a copy of the text of the resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, along with a certificate executed on behalf of Buyer by its corporate secretary certifying that such copy is a true, correct and complete copy of such resolutions, and that such resolutions were duly adopted and have not been amended or rescinded;

                  (iv) an incumbency certificate executed on behalf of Buyer by its corporate secretary certifying as to the signature and office of each officer executing this Agreement or any documents contemplated hereby;

                  (v)      the Closing Purchase Price;

                  (vii) a certificate or certificates representing the Issued Shares;

                  (viii) an executed copy of the agreement attached as Exhibit E hereto;

                  (ix) an executed copy of the Assignment Agreement attached as Exhibit G hereto; and

                  (x) such other certificates, documents and instruments as Shareholder reasonably requests related to the transactions contemplated hereby.


                                   ARTICLE VII

                              INTENTIONALLY OMITTED


                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

         8.01 Reliance and Survival of Representations and Warranties. Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, each party shall be deemed to have relied on the representations, warranties and covenants of the other parties and the representations and warranties contained in Article III and Article IV hereof shall survive the Closing in accordance with the terms of this Article
VIII. Notwithstanding the foregoing, no party otherwise entitled to indemnification shall be entitled to the same after Closing with respect to any breaches of a representation, warranty or covenant that such party actually knew to be untrue as of or before the Closing Date; provided, however, that, the party asserting such knowledge shall have the burden of proving such knowledge of the other party and that with respect to Buyer, actual knowledge shall mean the actual knowledge of the M.M. Stuckey, J.H. Caldwell or D.G. Latzke, the Chief Executive Officer, President and Vice President and Chief Financial Officer of the Buyer, respectively, whether or not any other personnel of Buyer were informed; and provided further, that nothing in this clause shall relieve the Shareholder of scheduling any exceptions to the warranties contained in
Article III of this Agreement.

         8.02 Indemnification by the Shareholder. (a) Subject to the limitations of Sections 8.02(b) and 8.05, the Shareholder agrees to indemnify in full, defend and hold harmless Buyer and its officers and directors (collectively, the "Buyer Indemnified Parties") against any loss, liability, deficiency, damage, expense or cost (including reasonable legal fees and expenses) (collectively, "Losses"), whether or not actually incurred or paid prior to the expiration of the indemnification obligation of the Shareholder hereunder, which the Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of any of the following:

                  (i) any misrepresentation in any of the representations and warranties of the Shareholder contained in this Agreement, or the Shareholder Related Documents;

                  (ii) any breach of, or failure to perform, any agreement or covenant of the Shareholder contained in this Agreement or the Shareholder Related Documents; or

                  (iii) any Claim or threatened Claim against the Buyer Indemnified Parties that arises in connection with the actions or inactions of the Company or the Shareholder with respect to the Company's business prior to the Closing Date.

         (b) Shareholder shall be liable to the Buyer Indemnified Parties for Losses only (i) to the extent the aggregate amount of all Buyer Losses exceeds $75,000 or such increased amount in accordance with Section 2.02(b) (the "Basket Amount") in which case the Shareholder shall be obligated to indemnify the Buyer Indemnified Parties for only the aggregate amount of all such Losses in excess of the Basket Amount, and (ii) except as set forth below, only to the extent such Losses do not exceed $2,000,000, which amount shall be reduced by an amount equal to any payment of the Deferred Purchase Price when such payment is due Shareholder (such amount as so reduced being hereinafter referred to as the "Cap"); provided, however, that neither the Basket nor the Cap shall apply to any Loss for which indemnification is claimed as a result of a breach of any of the representations and warranties contained in Sections 3.05, 3.07, 3.15 and 3.21; and provided, further that the Cap shall be $4,000,000 for Losses under
Section 8.02(a)(i) arising out of breach of the representations or warranties contained in Section 3.17, and for Losses pursuant to Section 8.02(a)(iii) relating to actions or inactions of Shareholder or the Company relating to infringement or ownership of the Company's principal software products.

         8.03 Indemnification by Buyer. (a) Subject to the provisions of Exhibit E hereto and the limitations of Sections 8.03(b) and 8.05, Buyer agrees to indemnify in full, defend and hold harmless Shareholder against any Losses, whether or not actually incurred or paid prior to the expiration of indemnification obligation of Buyer hereunder, which the Shareholder may suffer, sustain or become subject to as a result of any of the following:

                  (i) Any misrepresentation in any of the representations and warranties of Buyer contained in this Agreement or any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of Buyer pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Buyer Related Documents" and, together with the Shareholder Related Documents, the "Related Documents");

                  (ii) Any breach of, or failure to perform, any agreement or covenant of Buyer contained in this Agreement or the Buyer Related Documents; or

                  (iii) Any Claim or threatened Claim against any Shareholder that arises solely in connection with the actions or inactions of the Company or Buyer with respect to the business of the Company after the Closing Date.

         (b)      Buyer shall be liable to the Shareholder for any Losses only
(i) to the extent that the aggregate amount of all Losses exceeds $75,000 (the "Buyer Basket Amount"), and (ii) only to the extent such Losses do not exceed the Cap.

         8.04 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a Buyer Indemnified Party or a Shareholder, as applicable, and the "Indemnifying Party" shall refer to the party or parties hereto obligated to indemnify such Indemnified Party.

         (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), then such Indemnified Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has adversely affected the Indemnifying Party's ability to defend successfully a Claim or has caused additional Losses. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Indemnified Party within fifteen (15) business days after the Indemnified Party's notice of such Claim (but, in any event, at least ten (10) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. If the Indemnifying Party fails to give such notice or assume such defense, then the Indemnified Party shall be entitled to undertake such defense and its reasonable costs and expenses (including, without limitation, attorney fees and expenses) shall be included in the Loss to be indemnified by the Indemnifying Party. If the Indemnifying Party elects to contest and defend a Claim, the Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party (who shall be primarily responsible for the conduct of such defense) in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties shall be entitled to assume the primary defense of such Claim (with the cooperation of the Indemnifying Party) in the first instance and, if the Indemnified Parties do not assume the primary defense of such Claim, the Indemnifying Party shall then have the right to assume the primary defense of (but not settle) such Claim.

         (b) In the event any Indemnified Party should have a claim for indemnification against any Indemnifying Party (whether such claim does not involve a Claim or involves a settled or resolved Claim which the Indemnifying Party has not defended for any reason, or a Claim from which an Indemnified Party has suffered Losses by reason of the Indemnifying Party's failure to adequately represent a Indemnified Party's interests or otherwise to indemnify the Indemnified Party), the Indemnified Party shall deliver a notice of such claim (a "Claim Notice") to the Indemnifying Party, setting forth in reasonable detail the identity, nature and estimated amount of Losses (if reasonably determinable) related to such claim or claims, with reasonable promptness and in all events prior to the expiration of the Indemnifying Party's indemnification obligation hereunder. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such notice or fails to notify the Indemnified Party within twenty (20) days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Indemnified Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute for a period of at least thirty (30) days. If such dispute has not been resolved by such time, it shall be resolved fully and finally in accordance with the procedures set forth in Article X. Notwithstanding the foregoing, for any claim not involving a Claim, Shareholder shall not be liable to Buyer for any incidental, internal Losses incurred by Buyer prior to providing Shareholder with the Claim Notice.

         (c) Upon completion of the procedures described in Sections 8.04(a) and 8.04(b), any indemnification payable under this Article VIII shall be first set-off against the last scheduled payment of the Installment Purchase Price pursuant to Section 2.05 and then to progressively earlier payments, and then against the last scheduled payments of the Earn-Out and to the extent such Deferred Purchase Price is not sufficient, shall be collectible directly from the Indemnifying Party as permitted by law. If an Installment Purchase Price Payment Date occurs during the pendency of the procedures described in Sections 8.04(a) and 8.04(b), Buyer shall only be obligated to pay that portion of the Installment Purchase Price payable on such date that exceeds the amount of the set-off claimed by Buyer until the procedures described in Sections 8.04(a) and 8.04(b) have been completed and the amount of the set-off is determinable, at which time Buyer shall pay the remainder of the Installment Purchase Price payable on such date, if any, which Buyer was not allowed to set-off.

         (d) The amount of any Loss subject to indemnification hereunder or any claim therefore shall be calculated net of (i) any net Tax Benefit inuring to Buyer or the Shareholder on account of such Loss, and (ii) any insurance proceeds (net of direct collection expenses and Taxes with respect thereto) received or receivable by Buyer or the Shareholder on account of such Loss. If Buyer or the Company receives, directly or indirectly, a Tax Benefit after an indemnification payment is made, Buyer shall promptly pay to Shareholder the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is received for purposes hereof. "Tax Benefit" shall mean the present value of any refund of Taxes paid or reduction in the amount of Tax which otherwise would have been paid currently using the maximum tax rate for the then-current tax year to the extent that such refund or reduction relates to periods after the Closing.
Buyer and/or the Company shall seek full recovery under any insurance policies covering any loss to the same extent as they would if such loss were not subject to indemnification hereunder. In the event that an insurance recovery is made by Buyer or the Company or any of their respective affiliates with respect to any loss for which any such person has been indemnified hereunder, then a refund equal to the net, after-Tax amount of the recovery shall be made promptly to the Shareholder.

         8.05     Limitations on Indemnification.

         (a) Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in this Agreement, except for the representations and warranties contained in Sections 3.05, 3.07, 3.15, 3.17 and 3.21, shall survive the Closing for two (2) years from the Closing Date. The representations and warranties contained in Section 3.17 shall survive the closing for three (3) years after the Closing Date. The representations and warranties contained in Sections 3.05 and 3.07 shall survive the Closing indefinitely, and Sections 3.15 and 3.21 shall survive the Closing for a period of six months after all applicable statutes of limitations with respect to any claims governing the respective matters set forth therein have expired. With respect to any specific representation or warranty under which a party shall have made a claim for indemnification hereunder prior to the expiration dates set forth above and as to which such claim has not been completely and finally resolved prior to such expiration date, such representation or warranty shall survive for the period of time beyond the expiration date sufficient to resolve, completely and finally, the claim relating to such representation or warranty.

         (b) Any claim for indemnification brought pursuant to Section 8.02(a)(ii), 8.02(a)(iii), 8.03(b)(ii) or 8.03(b)(iii) shall be brought within two (2) years after the Closing Date; provided, however, that such limitation shall not affect Buyer's ability to assert a claim for indemnification pursuant to Section 8.02(a)(i) after the expiration of such two-year time period subject to the terms of Section 8.05(a); and provided, further, that such time limitation shall be three (3) years after the Closing Date for any indemnification claim brought pursuant to Section 8.02(a)(iii) relating to actions or inactions of Shareholder or the Company relating to infringement or ownership of the Company's principal software products. With respect to any claim for indemnification that has been made in accordance with Section 8.02(a)(ii), 8.02(a)(iii), 8.03(b)(ii) or 8.03(b)(iii) prior to the expiration dates set forth above and as to which such claim has not been completely and finally resolved prior to such expiration date, such claim for indemnification shall survive for the period of time beyond the expiration date sufficient to resolve, completely and finally, such claim for indemnification.

         (c) After the Closing, the rights set forth in this Article VIII shall be each party's sole and exclusive remedies against the other parties hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any Indemnified Party from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement, the Disclosure Schedule and the Transaction Documents. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party, subject to the arbitrator's or arbitrators', as the case may be, decision that such payments are not warranted or reasonable.

         (d) Any indemnification payable under this Article VIII shall be, to the extent permitted by law, an adjustment to purchase price.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Press Releases and Announcements. Prior to the Closing Date, neither Buyer nor the Shareholder shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the customers or suppliers of the Company or any other third parties without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement or applicable law or any national stock exchange or Nasdaq. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

         9.02 Expenses. Except as expressly provided otherwise herein, the parties will pay all of their own expenses in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not). All legal, accounting, investment banking and other expenses incurred by the Shareholder for the purpose of facilitating the sale of the Shares or precipitated by the desire of the Shareholder to cause a change in ownership of the Company shall be regarded as expenses of the Shareholder; provided, however, that the Shareholder may cause the Company to pay his legal expenses in connection with the transactions contemplated by this Agreement prior to Closing to the extent such payment does not result in a Closing Adjustment.

         9.03 Further Assurances. Each of the Buyer and the Shareholder agrees that, on and after the Closing Date, he or it shall take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

         9.04 Amendment and Waiver. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         9.05 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three (3) days after being mailed by first class mail, return receipt requested, or one (1) day after sent by Federal Express or other overnight delivery service, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and the Shareholder will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Buyer:        Fourth Shift Corporation
                         Attn: Jimmie H. Caldwell
                         Two Meridian Crossings
                         Minneapolis, Minnesota 55423
                         Facsimile: (612) 851-1584

with a copy to:          Dorsey & Whitney LLP
                         Attn: Thomas O. Martin, Esq.
                         220 South Sixth Street
                         Minneapolis, Minnesota 55402
                         Facsimile: (612) 340-8738

Notices to Shareholder   Computer Aided Business Solutions, Inc.
                         Attn: Keith Vincent
                         1600 Jackson Street
                         Golden, Colorado 80401

with a copy to:          Minor & Brown, P.C.
                         Attn: Lisa A. D'Amrosia
                         650 South Cherry Street, Suite 1100
                         Denver, Colorado 80246
                         Facsimile: (303) 320-6330

         9.06 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted


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

assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party hereto.

         9.07 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.08 Complete Agreement. This Agreement, the Related Documents, the Transaction Documents, the other documents referred to herein and the Disclosure Schedule contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         9.09 Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         9.10 Governing Law. The internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         9.11 Legal Force and Effect. This Agreement shall have no legal force or effect until all of the parties identified in the first paragraph above have executed and delivered a copy of this Agreement.

         9.12 Knowledge. When applied to any party to this Agreement, the term "knowledge" or "knows" and any derivatives thereof shall refer to the actual knowledge of the party after reasonable investigation (if a natural person), or in the case of Buyer or the Company, the executive officers and directors of such entity, and shall include such knowledge as a reasonably prudent person in such position would have after reasonable investigation.

                                    ARTICLE X

                                   ARBITRATION

         10.01 Arbitration. Subject to the provisions of Article II and Sections 5.06 and 10.01(c), the parties hereby agree to settle any controversy, claim or dispute of whatever nature arising between them under this Agreement or in connection with the transactions contemplated hereunder, including those arising out of or relating to the breach, termination, enforceability, scope or validity hereof, whether such claim existed prior to or arises on or after the Closing Date, as follows:


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

         (a) As between the parties to this Agreement or any parent, subsidiary, affiliate, successor or assign of the parties, any dispute, claim or controversy directly or indirectly arising out of or related to this Agreement (or any of the Related Documents, Transaction Documents or any of the other documents referred to herein) or the breach, termination or validity thereof, shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA"). Within ten (10) business days of the receipt of a list of arbitrators from the AAA, the parties shall select a sole independent and impartial arbitrator; provided, however, that if any party so requests, the parties shall select three (3) independent and impartial arbitrators. If the parties are unable to agree upon an arbitrator or arbitrators within such period, the AAA shall appoint an arbitrator on the eleventh (11th) day. The place of arbitration shall be Minneapolis, Minnesota.

         (b)      (i)      The arbitrator or arbitrators will issue findings of
fact and conclusions of law to support his, her or their opinion.

                  (ii) Except for damages arising out of or related to an intentional breach of warranty or fraudulent representation (Articles III or IV of this Agreement), the arbitrator or arbitrators shall only be empowered to award actual and direct compensatory contract damages, and shall not be empowered to award any special, consequential, incidental or punitive damages or any damages related to a tort claim.

                  (iii) Judgment upon the award rendered by the arbitrator or arbitrators may be entered by any court having jurisdiction thereof and enforced as any other judgment. Any party required to resort to litigation in order to enforce an arbitral award shall be entitled to all costs of suit including reasonable attorneys fees and expenses, together with interest on the arbitral award calculated at the statutory rate for judgments commencing ten (10) days from the date of the award.

                  (iv) The arbitrator's or arbitrators' award shall be final and binding upon the parties and appealable only upon a showing that it is, on its face, arbitrary, capricious, an abuse of discretion and/or clearly contrary to statutory or settled case law. The party appealing any award shall, if unsuccessful, be responsible for all costs of appeal including reasonable attorneys' fees incurred by the other party.

                  (v) The arbitrator or arbitrators shall have the power, but not the obligation, to hire an accounting firm or other professional within the financial services industry as an expert in order to assist the arbitrator or arbitrators in issuing findings of fact.

                  (vi) The arbitration proceedings and all discovery shall be confidential and neither party shall release any decision rendered by the arbitrator to any third party.

                  (vii) The arbitration procedure shall be completed promptly and a decision rendered within four (4) months of the appointment of the arbitrator or arbitrators unless extended by the arbitrator or arbitrators due to circumstances beyond the control of the parties or


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the arbitrator or arbitrators or as necessary, in the arbitrator's or arbitrators' sole opinion, to avoid manifest injustice. Discovery shall be limited to that which is directly relevant to the claim or controversy and to key documents and witnesses that are substantive and reasonably necessary to establish a party's claim or defense. Whenever reasonably possible and unless manifestly prejudicial or unfair, affidavits will be substituted for direct testimony.

         (c) Notwithstanding any of the foregoing, the parties recognize that certain business relationships could give rise to the need for one or more of the parties to seek emergency, provisional or summary injunctive relief for various reasons, including, without limitation, to repossess and sell or otherwise dispose of goods, equipment and/or fixtures, to prevent the sale or transfer of goods, equipment and/or fixtures, to protect real or personal property from injury, or to obtain possession of real estate and terminate leasehold interests, and for other temporary injunctive relief. Immediately following the issuance of any such relief, the parties agree to the stay of any judicial proceedings pending arbitration of all underlying claims between the parties.

[The balance of this page was intentionally left blank. Signature pages follow.]



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         IN WITNESS WHEREOF, the parties hereto have executed this Stock
Purchase Agreement as of the day and year first above written.


                         BUYER:

               FOURTH SHIFT CORPORATION


                         By  /s/JIMMIE H. CALDWELL
                            ---------------------------------------------------
                                             Its President
                                                 ------------------------------

                                             SHAREHOLDER:


                         /s/ KEITH VINCENT
                         -------------------
Keith Vincent





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